Exhibit 10.13

PRIVATE PLACEMENT WARRANT PURCHASE AGREEMENT

This PRIVATE PLACEMENT PURCHASE AGREEMENT, dated as of March 11, 2008 (this “Agreement”), is entered into by and among J.W. Childs Acquisition I Corp., a Delaware corporation (the “Company”), and the individuals set forth on the signature pages hereto under “Purchasers” (the “Purchasers”).

WHEREAS, the Company is proposing to file a registration statement (the “Registration Statement”) on Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”) with the Securities and Exchange Commission in connection with a proposed initial public offering (the “Initial Public Offering”) of 20,000,000 units (“Units”), each consisting of one share of common stock of the Company, par value $0.0001 per share (“Common Stock”), and one warrant to purchase one share of Common Stock at an exercise price of $7.00 (a “Warrant”), subject to the terms and conditions set forth in the Registration Statement; and

WHEREAS, the Company desires to issue and sell, and the Purchasers desire to purchase an aggregate of 5,000,000 Warrants in a private placement to occur immediately prior to the consummation of the Initial Public Offering.

NOW, THEREFORE, for and in consideration of the promises and mutual covenants set forth herein, the parties hereto agree as follows:

1. Purchase and Sale of the Private Placement Warrants.  Subject to and immediately prior to the consummation of the Initial Public Offering, the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, an aggregate of 5,000,000 Warrants (the “Private Placement Warrants”) at a purchase price of $1.00 per Private Placement Warrant for an aggregate purchase price of $5,000,000 in the amounts set forth opposite each Purchaser’s name on Exhibit A annexed hereto. The obligations of the Purchasers hereunder shall be several and not joint. The terms of the Private Placement Warrants shall be set forth in a Warrant Agreement, which shall be substantially in the form attached hereto as Exhibit B (the “Warrant Agreement”).

2. Closing of Purchase and Sale.  The closing of the purchase and sale of the Private Placement Warrants hereunder, including payment for and delivery of the Private Placement Warrants, shall take place at the offices of the Company or the Company’s legal counsel immediately prior to, and shall be subject to, the consummation of the Initial Public Offering. At the closing, the Company shall deliver to each Purchaser a certificate evidencing the Private Placement Warrants to be purchased by such Purchaser as set forth on Exhibit A, substantially in the form attached as an exhibit to the Warrant Agreement, registered in each such Purchaser’s name, upon the payment of the aggregate purchase price therefor set forth opposite the name of such Purchaser on Exhibit A in immediately available funds by delivery of a cashiers check or by wire transfer to an account designated by the Company.

3. Registration Rights.  At the time of the closing of the Initial Public Offering, the Company and the Purchasers shall enter into a registration rights agreement in a form acceptable to each Purchaser and the Company pursuant to which the Company will grant certain registration rights to the Purchasers relating to the Private Placement Warrants and the Common Stock issuable upon exercise of the Private Placement Warrants. If the Company does not consummate a business combination, as defined in the Registration Statement, there will be no settlement of the Private Placement Warrants and the Private Placement Warrants will expire worthless.

4. Company Representations and Warranties.  In connection with the issuance and sale of the Private Placement Warrants, the Company hereby represents and warrants to the Purchasers the following:

(a) Organization and Corporate Power.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and the Company has all necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

(b) Authorization; No Breach.  All corporate action necessary to be taken by the Company to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by the Company in connection with the transactions contemplated hereby has been duly and validly taken and this Agreement has been duly executed and delivered by the Company. This Agreement constitutes the valid, binding and enforceable obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The issuance and sale by the Company of the Private Placement Warrants does not conflict with the certificate of incorporation or by-laws of the Company or any material contract by which the Company or its property is bound, or any federal or state laws or regulations or decree, ruling or judgment of any United States or state court applicable to the Company or its property.

(c) Title to Securities.  Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, the Common Stock issuable upon exercise of the Private Placement Warrants will be duly and validly issued, fully paid and nonassessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, the Purchasers will have good title to the Private Placement Warrants set forth opposite each Purchaser’s name on Exhibit A and the Common Stock issuable upon exercise of such Private Placement Warrants, free and clear of all liens, claims and encumbrances of any kind, other than transfer restrictions hereunder and under the other agreements contemplated hereby.

5. Purchasers’ Representations and Warranties.  In connection with the purchase of the Private Placement Warrants, each Purchaser hereby severally and not jointly represents and warrants to the Company the following:

(a) Investment Representations.

(i) Such Purchaser is familiar with the Company’s business plans and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Private Placement Warrants. Such Purchaser has been afforded the opportunity to ask questions of the executive officers and directors of the Company. Such Purchaser understands that its investment in the Private Placement Warrants involves a high degree of risk. Such Purchaser has sought such accounting, legal and tax advice as such Purchaser has considered necessary to make an informed investment decision with respect to such Purchaser’s acquisition of the Private Placement Warrants. Such Purchaser has such knowledge and expertise in financial and business matters, knows of the high degree of risk associated with investments generally and particularly investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Private Placement Warrants, and is able to bear the economic risk of an investment in the Private Placement Warrants in the amount contemplated hereunder. Such Purchaser understands that there presently is no public market for the Private Placement Warrants and none is anticipated to develop in the foreseeable future. Such Purchaser can afford a complete loss of its investment in the Private Placement Warrants. Such Purchaser is purchasing the Private Placement Warrants for investment for such Purchaser’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act and such Purchaser has no present arrangements to sell the Private Placement Warrants to or through any personal entity.

(ii) Such Purchaser understands that the Private Placement Warrants have not been registered under the Securities Act or any state securities law by reason of a specific exemption therefrom, and that the Company is relying on the truth and accuracy of, and such Purchaser’s compliance with, the representations and warranties and agreements of such Purchaser set forth herein to determine the availability of such exemptions and the eligibility of such Purchaser to acquire such Private Placement Warrants, including, but not limited to, the bona fide nature of such Purchaser’s investment intent as expressed herein.

Such Purchaser further acknowledges and understands that the Private Placement Warrants must be held indefinitely unless the Private Placement Warrants are subsequently registered under the Securities Act or an exemption from such registration is available. Such Purchaser understands that the certificates evidencing the Private Placement Warrants will be imprinted with a legend that prohibits the transfer of the Private Placement Warrants unless the Private Placement Warrants are registered or such registration is not required in the opinion of counsel for the Company in substantially the following form:

“THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.”

(iii) Such Purchaser represents that such Purchaser is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

(iv) Such Purchaser did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) of the Securities Act.

(v) Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Private Placement Warrants or the fairness or suitability of the investment in the Private Placement Warrants, nor have such authorities passed upon or endorsed the merits of the offering of the Private Placement Warrants.

(b) Validity.  This Agreement constitutes the valid, binding and enforceable obligation of such Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The purchase by such Purchaser of the Private Placement Warrants does not conflict with any material contract by which such Purchaser or his, her or its property is bound, or any laws or regulations or decree, ruling or judgment of any court applicable to such Purchaser or his, her or its property.

6. Survival of Representations and Warranties.  All of the representations and warranties contained herein shall survive the closing date of the purchase and sale of the Private Placement Warrants.

7. Transfer and Redemption Restrictions.

(a) Transfer Restrictions.  Each Purchaser hereby acknowledges and agrees to be bound by the transfer restrictions set forth in the Warrant Agreement.

(b) Redemption.  Each of the Company and each Purchaser hereby acknowledges and agrees that, notwithstanding a call for redemption of the Private Placement Warrants by the Company in accordance with the terms of the Warrant Agreement, no Private Placement Warrants held by the Purchaser or any of their Permitted Transferees (as defined in the Warrant Agreement) at the time of such call for redemption shall be redeemable by the Company.

8. Miscellaneous.

(a) Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of law thereof.

(b) Further Execution.  The parties agree to take all such further action as may reasonably be necessary to carry out and consummate this Agreement as soon as practicable, and to take whatever steps may be necessary to obtain any governmental approval in connection with or otherwise qualify the issuance of the Private Placement Warrants that are the subject of this Agreement.

(c) Amendments.  This Agreement may not be amended, modified or waived, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

(d) Counterparts.  This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

(e) Effect of Headings.  The Section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation hereof.

(f) Severability.  This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

(g) Waiver of Claims; Indemnification.  Each Purchaser hereby waives any and all right, title, interest or claim of any kind, including any right of recession, with respect to the Company’s obligations hereunder (“Claim”) in or to any liquidating distribution from the trust account, as described in the Registration Statement, and hereby waives any Claim such Purchaser may have in the future as a result of, or arising out of, this Agreement, or otherwise relating to such Purchaser’s purchase of the Private Placement Warrants, against the Company or Deutsche Bank Securities, Inc. (“Deustche Bank”) and agrees not to seek recourse, reimbursement, payment or satisfaction for any such Claim, against such trust account for any reason whatsoever. Each Purchaser agrees to indemnify and hold the Company and Deustche Bank harmless from all losses, damages or expenses that relate to claims or proceedings brought against the Company or Deustche Bank by such Purchaser in respect of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

COMPANY:

J.W. CHILDS ACQUISITION I CORP.

By:	/s/
Name:     Adam L. Suttin

Title:	President and Chief Executive Officer

PURCHASERS:

/s/
John W. Childs

/s/
William E. Watts

/s/
Adam L. Suttin

/s/
David A Fiorentino

/s/
Raymond B. Rudy

/s/
Arthur P. Byrne

SAWAYA CAPITAL PARTNERS, LLC

/s/
Name:

Title: